UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

May 21, 2021

Date of Report (Date of earliest event reported)

United Bancshares, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-25976	23-2802415
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

30 S. 15th Street, Suite 1200, Philadelphia, Pennsylvania		19102
(Address of principal executive offices)		(Zip Code)

(215) 351-4600 Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.Unregistered Sales of Equity Securities.

On May 21, 2021, United Bancshares, Inc. (the “Company”) issued 16,129 shares of the Company’s voting common stock (the “Common Stock”) and 1,100 shares of a new series of its preferred stock designated as Series C Perpetual Non-Cumulative Non-Convertible Preferred Stock with a stated value of $500 per share (the “Series C Preferred Stock”) to Citicorp Banking Corporation for an aggregate purchase price of $600,000. The issuance was completed in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933. No underwriters were involved in the transaction.

The terms of the Series C Preferred Stock are more fully described in the Certificate of Designations attached to the Statement with Respect to Shares that the Company filed with the Commonwealth of Pennsylvania Department of State on May 21, 2021 and in Item 5.03 of this Current Report on Form 8-K.

Item 5.03.Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2021 the Company filed a Statement with Respect to Shares with the Commonwealth of Pennsylvania Department of State containing a Certificate of Designations (the “Certificate of Designations”) to establish the designation and voting rights, preferences, limitations, and special rights of the Series C Preferred Stock, which became effective upon filing. The Certificate of Designations creates the Series C Preferred Stock out of the authorized and unissued shares of preferred stock of the Company, fixes the initial number of shares of Series C Preferred Stock at 3,000, establishes the terms of the Series C Preferred Stock, and provides for certain other rights, preferences, limitations, and restrictions of the Series C Preferred Stock.

The Series C Preferred Stock will rank senior to the Common Stock, will rank pari passu with the Company’s existing issued and outstanding series of preferred stock, is non-convertible and will pay non-cumulative dividends if and when declared by the Company’s Board of Directors.  The amount of such dividends would be commensurate with those declared on the Common Stock, and would be calculated as an amount of dividends per share of Series C Preferred Stock that would be payable by the Company in respect of a number of shares of Common Stock comprising a “Reference Package,” which number of shares is determined by dividing $500 by a “Reference Price.” The Reference Price is initially $3.10, subject to adjustment for any stock split, stock dividend, reverse stock split, reclassification or similar transaction affecting the Common Stock.

The foregoing description of the Series C Preferred Stock Certificate of Designation is qualified in its entirety by reference to the copy of the Certificate of Designations filed as Exhibit 3.1 to this Current Report on Form 8-K, which is filed hereto and incorporated herein by reference as Exhibit 3.1.

Item 9.01.Financial Statements and Exhibits.

Exhibit	Description
3.1	Certificate of Designation of Series C Perpetual Non-Cumulative Non-Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANCSHARES, INC.

Dated: May 27, 2021

By:
Evelyn F. Smalls
President and Chief Executive Officer